MAILANDER LAW OFFICE, INC.
______________________________________

LOUIS BANK OF COMMERCE, 835 FIFTH AVENUE, SUITES 312-313 ❦ SAN DIEGO, CA 92101

Telephone: (619) 239-9034 |  Internet: tmailander@gmail.com

January 15, 2015

Mr. Roger Duffield

Plandaí Biotechnology, Inc.

1451 North 200 East, Suite 130C

Logan, UT 98102

Dear Mr. Duffield:

We have acted as legal counsel to Plandai Biotechnology, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of its common stock, $0.0001 par value per share (the “Securities”).

The Registration Statement relates to the registration of the Securities to be offered and sold by the Company in indeterminate amounts and at indeterminate times subject to the Smaller Reporting Company limitations specific set forth in the Securities Act. The maximum aggregate public offering price of the Securities being registered is $25,000,000. You requested that we render the opinions set forth in this letter in connection with the filing of the Registration Statement with the Commission, and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation and Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement any the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

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In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For the purposes of this opinion, we have assumed that such proceedings will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate of Incorporation, the Bylaws and applicable Nevada law. For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will be conducted in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company. It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. An additional legal opinion shall be issued and filed with the Commission upon the issuance of the Securities in accordance with the terms of the Registration Statement.

Our opinion is limited to the General Corporation Law of the State of Nevada. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time in indeterminate amounts and at indeterminate times, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that with respect to the Common Stock proposed to be sold in the Registration Statement, when:

(i)	The Securities are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”);
(ii)	The Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act;
(iii)	An appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iv)	The applicable shares of Common Stock to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto;
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(v)	The terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
(vi)	The Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and,
(vii)	The Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting or Purchase Agreement,
(viii)	then, the Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement, the related Prospectus and any prospectus supplement included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Mailander Law Office, Inc.

/s/ Tad Mailander

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